PERSONAL & CONFIDENTIAL

March 14, 2013

By Hand Delivery

William E. Dwyer III

Re:    Revised Confidential Separation Agreement and General Release

Dear Bill:

I would like to thank you again for your contributions to LPL Financial LLC (“the Company” or “LPL”). As agreed, your employment with LPL will end on March 29, 2013 (the “Separation Date”). Between now and the Separation Date, you will continue to perform the duties of your position as requested by LPL; provided, that LPL may relieve you of any or all such duties prior to the Separation Date, in its sole discretion.
In accordance with the terms of the Amended and Restated Executive Employment Agreement between you, the Company and the other parties thereto dated as of July 23, 2010 (the “Employment Agreement”), LPL will provide you with severance pay and benefits as set forth below in Paragraph 3, provided that you execute and do not revoke this Confidential Separation Agreement and General Release (the “Separation Agreement”) and continue to comply with your obligations under the Employment Agreement and this Separation Agreement.
Please read this Separation Agreement, which has been revised at your request since you initially received it on March 1, 2013, and the attached Post-Employment Release, each of which includes a general release of claims, carefully. If you are willing to accept the terms and conditions offered by the Company, please sign this Separation Agreement in the space provided below and return it to me no later than March 22, 2013. Please note that you have 21 days to consider whether to sign this Separation Agreement. However, you may choose to sign before the 21-day period expires. In addition, if you choose to sign this Separation Agreement, you will have seven days after signing to decide whether you want to revoke your acceptance of the agreement. If you do not deliver to me a signed copy of this Separation Agreement within this 21-day period or you revoke your acceptance, you will not receive the Severance Package (as defined in Paragraph 3 below). However, the termination of your employment on the Separation Date is irrevocable. You should consult with an attorney before signing this Separation Agreement.
Prior to the close of business on your final day of work, you should enter all time worked and return to LPL any and all documents, materials and information related to the business of LPL including all copies, all keys, credit cards, computers, phones, PDAs and any other tangible property of LPL in your possession or control. This includes, but is not limited to, all materials and documents containing LPL Confidential Information. If you have saved any data relating to the business of LPL in the Company's computer systems in a password-protected file, you must also provide LPL the password to that file. To the extent you have any LPL Confidential Information on any computer that is not being returned to LPL, such as your home computer, you must inform LPL of the existence of any such Confidential Information and must arrange with LPL to have such information deleted permanently.
The following numbered paragraphs set forth the additional terms of this Separation Agreement:
1.Parties. This Separation Agreement is made by and between LPL and William E. Dwyer III (“Executive”).

2.Final Compensation. On or before the next regular pay date for executives following the Separation Date, Executive will receive pay, at the final rate of Executive's base salary (for the avoidance of doubt, such rate is $557,500 per annum), for all work performed through the Separation Date and payment for any accrued and unpaid vacation time as reflected in the Company's records. On March 8, 2013, Executive received the bonus determined for him for the 2012 bonus year, in the amount of $443,750. Not later than sixty (60) days following the Separation Date, Executive will receive reimbursement for all business expenses incurred on or before the Separation Date and submitted for reimbursement within thirty (30) days following the Separation Date. By signing below, Executive acknowledges and agrees that the payments provided for in this Paragraph 2 are in full and complete satisfaction of any and all compensation due to him from the Company, whether for services provided to the Company or otherwise, through the Separation Date and that, except as expressly provided under this Agreement, no further compensation is owed or will be paid to Executive.
3.Severance Package. In accordance with, and subject to Executive's continuing compliance with his obligations under this Agreement and under the Employment Agreement, including the obligation to sign the Post-Employment Release attached hereto as Exhibit A, LPL will provide Executive with the following payments and benefits (the “Severance Package”). Executive acknowledges and agrees that the Severance Package consists of payments and benefits to which Executive is not otherwise entitled.
3.1Severance Pay. Executive shall be eligible to receive the gross of amount of $2,365,000 Represents 2x base salary plus target bonus = (2)($557,500+$625,000). less applicable deductions and withholdings and payable in equal bi-weekly installments over two years beginning on the Company's next regular payday following the 60th day after the Separation Date, provided, however, that any amounts that are otherwise payable during the six months following the Separation Date shall instead be paid in a lump sum on the business day after the date that is six months following the Separation Date.
3.22013 Pro-Rated Bonus. Executive shall be eligible to receive a bonus for the 2013 bonus year based on actual performance determined by multiplying the bonus that would have been earned by Executive had Executive remained in service through December 31, 2013 by a fraction, the numerator of which is 88 and the denominator of which is 365, not to exceed $150,685 Note to Draft: Represents pro-rated target bonus = (88/365)($625,000), less applicable deductions and withholdings and payable in a lump sum not later than March 15, 2014.
3.3 Certain Benefits Continuation. For two years following the Separation Date (the “Coverage Continuation Period”), Executive and his qualified beneficiaries, as applicable, will be eligible to receive health, dental and vision coverage (“Benefits Continuation”) comparable to the group health plans in which Executive was participating immediately prior to the Separation Date (Blue Cross Blue Shield of Massachusetts for health insurance, Delta Dental National PPO and VSP Vision, each, a “Company Plan”), subject to premium contributions by Executive in the monthly amount of (a) $294.09 for health insurance family coverage plus (b) $24 for family dental coverage and vision coverage (the “Executive's Premium Contributions”). The Executive shall elect continuation coverage under the terms of a Company Plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and shall receive Benefits Continuation under such Company Plan during the continuation of such coverage, subject to the Executive's Premium Contributions noted above. In the event that (a) Executive's eligibility for COBRA coverage ceases prior to the end of the Coverage Continuation Period; or (b) such continuation coverage would be discriminatory for federal income tax purposes or otherwise subject the Company to any tax or penalty, the Executive shall have no ongoing right to the subsidized COBRA coverage described in the preceding sentence and the Executive shall instead be entitled to reimbursement (in whole or in part, as determined under the following sentence) on a quarterly basis in arrears for coverage purchased by the Executive on the individual health insurance market. Such reimbursement, which shall be subject to the Executive's provision of reasonable evidence of such coverage and the cost therefor, and payable for the remainder of the Coverage Continuation Period, shall be the lesser of (i) the actual cost of such coverage less Executive's Premium Contributions, or (ii) the cost of coverage comparable to the Company Plan in effect at the time Executive's COBRA coverage ceases (“Comparable Coverage”) less Executive's Premium Contributions. For the avoidance of doubt, to the extent Executive does not purchase Comparable Coverage and the coverage purchased is more expensive than Comparable Coverage, the Executive shall only be entitled to reimbursement equal to the cost of Comparable Coverage less the Executive's Premium Contributions. Notwithstanding the foregoing, if Executive begins to participate in the group health plan of another employer which provides benefits substantially similar to those provided by the Company pursuant to this Agreement, Executive shall promptly notify the Company and the Company's obligations under this Paragraph 3.3 shall cease immediately. For further avoidance of doubt, Executive shall not be eligible for continuation of group health plan coverage under the Company plan from and after the Separation Date except for any COBRA continuation as described in this Paragraph 3.3.
3.4Life Insurance. In the event Executive converts the group life insurance coverage Executive received as a Company employee to an individual policy, for two years following the Separation Date, Executive shall be entitled to reimbursement of the cost of conversion. Such reimbursement, shall be subject to the Executive's provision of reasonable evidence of such insurance coverage and the cost therefor, and payable annually, provided, however, that any amounts that are otherwise payable during the six months following the Separation Date shall instead be paid in a lump sum on the business day after the date that is six months following the Separation Date. Executive acknowledges that such reimbursement constitutes compensation and is subject to appropriate withholdings.
3.5Charitable Endeavors. For two years following the Separation Date, LPL will support, and use its best efforts to ensure, Executive's election as Chairman of the Board of Directors of the Invest in Others Charitable Organization. In addition, for one year following the Separation Date, LPL shall donate to and support efforts of the Big Brothers Big Sisters organization at substantially the same levels as 2013.
3.6Vehicle. Subject to Executive's cooperation as required, the Company agrees to transfer title to the 2008 Land Rover to Executive. The costs associated with the transfer of title and the value of the vehicle at the time of the transfer will be attributable as income to Executive and subject to appropriate withholdings, which will be grossed up to off-set withholdings. In connection with the transfer of title, Executive shall be come responsible for all costs associated with the ownership, maintenance and upkeep of the Vehicle and Executive agrees to have auto insurance in place as of that date. The Company makes no warranties or representations with respect to the vehicle, and Executive will assume ownership of the vehicle in its “as-is” condition.
3.7Professional Licenses. For two years following the Separation Date, subject to Executive serving as an active financial advisor of LPL and subject to his compliance with LPL's requirements of financial advisors, LPL will maintain Executive's current professional licenses.
3.8Section 409A. The payments and benefits under this Separation Agreement are intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (including the regulations thereunder, “Section 409A”). All reimbursements and in-kind benefits provided under this Separation Agreement shall be made or provided in accordance with the requirements of Section 409A including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Separation Agreement, (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding the foregoing, the Company shall have no obligation to provide Executive a “gross-up” or other “make-whole” compensation for any tax imposed under Section 409A.

4.Acknowledgments.
4.1Executive acknowledges and agrees that the Severance Package constitutes adequate legal consideration for the promises and representations made by Executive in this Separation Agreement.
4.2Executive acknowledges that Executive's rights to exercise the vested portion of any stock option set forth on Schedule 1 hereto are governed by the terms of the applicable stock option agreement and plan and are not impacted by this Separation Agreement. The Executive may exercise any vested portion of any stock option held by him on the date of termination until the earlier of (a) ninety (90) days following termination of employment, or (b) the expiration of the term of the option.
4.3Executive certifies that Executive has not experienced a job-related illness, injury or occupational disease for which Executive has not already filed a claim.
4.4Executive acknowledges and agrees that Executive has received all of the leave Executive requested and for which Executive was eligible under the federal Family and Medical Leave Act or under any applicable state leave law, as well as any additional leave - paid or unpaid - previously owed to Executive by LPL.
4.5Executive acknowledges and agrees that Executive has not been retaliated against for reporting any allegations of wrongdoing by the Company or any Released Party (as defined in Paragraph 5 below).
4.6Executive acknowledges and agrees that he remains bound by the obligations and restrictions contained in Sections 7, 8 and 9 of the Employment Agreement and that his continued compliance with those obligations, and with his obligations hereunder, is a condition to his receipt and retention of the Severance Package. Executive acknowledges that, in the event Executive seeks and receives a waiver from the Company pursuant to Section 9(c) of the Employment Agreement, the Company's remaining obligations with respect to severance pay and benefits under Paragraph 3 of the Separation Agreement shall cease.
5.General Release.
(a)    Executive, on Executive's own behalf, and on behalf of Executive's heirs, family members, executors, agents, and assigns, unconditionally, irrevocably and absolutely releases and discharges LPL, LPL Holdings, Inc. and LPL Financial Holdings, Inc., and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of any of them, past and present, as well as all of their respective former, present and future managers, officers, directors, employees, agents, shareholders, successors and assigns (each a “Released Party” and collectively, “Released Parties”), from all claims, damages, sums of money, demands, complaints, actions, suits, obligations, omissions, rights, agreements or any other liabilities or causes of action of whatever nature, whether known or unknown, asserted or unasserted, actual or potential, in law or equity, that the Executive ever had, now has or shall have against the Released Parties arising out of or relating to any event occurring or circumstance existing up to the date Executive signs this Separation Agreement, including but not limited to those arising out of or relating to Executive's employment with any of the Released Parties or the termination of that employment. This General Release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims including, but not limited to, alleged violations of Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, Executive Order 11246, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Occupational Safety and Health Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, the Family Medical Leave Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the wage payment, wage and hour and fair employment practices statutes of the Commonwealth of Massachusetts or any other state in which Executive has provided services to any of the Released

Parties, all as amended; any other federal, state and local law, regulation, or other requirement relating to employment or termination of employment; and all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock, restricted stock or stock options. This General Release includes claims for wrongful termination, defamation, intentional or negligent infliction of emotional distress, retaliation, wage and hour law violations, intentional interference with contract, invasion of privacy, personal injury, public policy or breach of written or oral contract, agreement or understanding, express or implied and all claims for attorneys' fees, costs and expenses.
Excluded from the General Release above are: (i) rights and claims which cannot be waived by law, including claims for workers' compensation, unemployment compensation, accrued and vested retirement benefits, and claims arising after the effective date of this Separation Agreement; (ii) claims for breach of this Separation Agreement; (iii) claims challenging the validity of the Separation Agreement under the ADEA; (iv) executory rights under applicable stock option agreement(s), stockholders agreement(s) and stock plan(s)) with respect to Executive's ownership of securities of the Company; and (v) rights and claims under common law, statute, and contract with respect to insurance and indemnification for acts or omissions occurring through the Separation Date. Also excluded from the General Release are Executive's rights to file a charge with an administrative agency (such as the U.S. Equal Employment Opportunity Commission or the Massachusetts Commission Against Discrimination) or participate in an agency investigation. Executive is, however, waiving all rights to receive money or other individual relief in connection with an administrative charge, covered by the General Release above, regardless of whether that charge is filed by Executive, on Executive's behalf, or on behalf of a group or class to which Executive purportedly belongs.
(b)    LPL, LPL Holdings, Inc. and LPL Financial Holdings, Inc., on their behalf, and on behalf of and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of any of them, past and present, as well as all of their respective former, present and future successors and assigns (collectively, “Releasing Parties”) unconditionally, irrevocably and absolutely releases and discharges Executive, Executive's heirs, family members, executors, agents, and assigns individually and in their beneficial capacity (each a “Released Party and collectively, “Released Parties”), from all known claims, damages, sums of money, demands, complaints, actions, suits, obligations, omissions, rights, agreements or any other liabilities or causes of action of whatever nature, asserted or unasserted, actual or potential, in law or equity (collectively, “Claims”), that the Releasing Parties ever had or now have against the Released Parties arising out of or relating to any event occurring or circumstance existing up to the date of this Agreement, including but not limited to those arising out of or relating to Executive's employment with any of the Releasing Parties including, without limitation, serving as an officer or director of any of the Releasing Parties. Notwithstanding the foregoing, the Released Parties do not release any Claims arising out of the criminal or fraudulent misconduct of Executive; provided that the Releasing Parties represent that they do not currently know of any such Claims. Further, and for the avoidance of doubt, nothing in this Paragraph 5(b) is intended to relieve Executive of his continuing obligations under Sections 7, 8, and 9 of the Employment Agreement, nor by this paragraph does the Company waive any claim it may have against Executive arising out of Sections 7, 8, and 9 the Employment Agreement.
6.California Civil Code Section 1542 Waiver.
By signing this Separation Agreement and receiving all or part of the Severance Package described in Paragraph 2 above, Executive acknowledges this Separation Agreement as a full and final accord and satisfaction and general release of all claims, known or unknown. Executive acknowledges that Executive is familiar with that portion of Section 1542 of the Civil Code of the State of California which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN

BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Executive specifically waives any right which Executive has under Section 1542. In connection with that section, Executive is aware that Executive may hereafter discover claims or facts in addition to or different from those Executive now knows or believes to exist with respect to the subject matter of this Separation Agreement. Executive nonetheless settles and releases all claims which Executive may have against the Released Parties.
7.Covenant Not To Sue. A "covenant not to sue" is a legal term which means you promise not to file a lawsuit in court or before any other tribunal, including an arbitrator. It is different from the General Release in Paragraph 5 above. In addition to releasing claims covered by that General Release, Executive agrees never to sue the Company in any forum for any claim covered by that General Release. Notwithstanding this Covenant Not To Sue, Executive may bring a claim against the Company to enforce this Agreement or to challenge its validity under the ADEA. Executive agrees that if Executive sues the Company in violation of this Agreement, the Company shall be excused from any remaining obligations that exist solely because of this Separation Agreement and shall be entitled to its reasonable costs (including attorneys' fees) as set forth in Paragraph 19.2.
8.Representation Concerning Filing of Legal Actions. Executive represents that, as of the date the Executive signs this Separation Agreement, Executive has not filed any lawsuits, complaints, petitions, claims or other accusatory pleadings against LPL or any other Released Party in any court or before any other tribunal, including an arbitrator.
9.Nondisparagement Executive agrees that Executive will not make or publish any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the reputation or business practices or conduct of LPL or the other Released Parties. The Company agrees that it will not make or publish any authorized corporate communications, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the reputation or business practices or conduct of Executive and will instruct its executive officers not to make any such statements. However, nothing in this Separation Agreement prevents the parties from providing truthful, accurate information to someone outside LPL if they are subpoenaed or otherwise specifically required to do so by law. The parties agree that the obligations under this Paragraph 9 are material terms of this Separation Agreement and that the parties shall have the right to relief as set forth in Paragraph 19 for any actual or threatened violation hereof.
10.Confidentiality of Separation Agreement. Executive agrees that the existence, terms and conditions of this Separation Agreement are intended to remain confidential between Executive and LPL. Executive further agrees that, without the Company's consent, Executive will not disclose any information whatsoever regarding the existence, terms or conditions of this Separation Agreement to any other persons, including but not limited to any current, former or prospective employee of LPL. Notwithstanding the foregoing, however, Executive may disclose such information (i) to the extent such information has been publicly disclosed by the Company, or (ii) to agencies of federal, state or local governments; federal, state or local taxing authorities; Executive's immediate family members; and to Executive's attorney(s), financial advisor(s) and accountant(s), if any, to the extent needed for legal or financial planning advice or income tax reporting purposes. When releasing this information to any such person, Executive shall advise the person receiving the information of its confidential nature. Neither Executive, nor anyone to whom the Separation Agreement information has been disclosed, will respond to, or in any way participate in or contribute to, any public discussion, notice or other publicity concerning such information. Executive agrees that the obligations under this Paragraph 10 are material terms of this Separation Agreement and that the Company shall have the right to relief as set forth in Paragraph 19 for any actual or threatened violation hereof.

11.Return of LPL Property, Processing Expenses. Executive understands and agrees that as a condition of receiving the Severance Package described in Paragraph 3, Executive must return all LPL property to LPL, including but not limited to all phones, laptops, Blackberries, iPads and/or other PDA devices, keys, credit cards, calling cards, procurement card, identification cards, and home office equipment. By signing this Separation Agreement, Executives agrees to return to LPL all LPL property, data and information belonging to LPL, including but not limited to Confidential Company Information, and agrees that Executive will not use or disclose to others any confidential or proprietary information of LPL or the Release Parties. Executive further agrees that he will provide LPL the password to any files containing data relating to the business of LPL that Executive has stored on LPL's computer systems in a password-protected file. Executive will submit all business expenses for processing and will pay all personal expenses charged to Executive's corporate American Express Card within 30 days following the Separation Date. Executive further agrees that in the event Executive has not paid all personal expenses charged to Executive's corporate American Express Card, the severance payment described in Paragraph 3.1 may be reduced by the amount of unpaid personal expenses.
12.Cooperation. Executive agrees to cooperate fully with LPL upon request at reasonable times and places in connection with: (i) transitioning Executive's prior responsibilities; (ii) any internal investigation; (iii) investigating or responding to any administrative, regulatory or judicial investigation or proceeding, including seeking a protective order in connection with any compelled disclosed of Confidential Information by Executive; (iv) any dispute with a third party, including any mediation or arbitration; and (v) any other matter related to or arising from Executive's employment with LPL. This includes, without limitation, being available to LPL for interviews and factual investigations, appearing at LPL's request to give testimony without requiring service of a subpoena or other legal process, providing to LPL requested information and documents, and promptly executing and/or delivering whatever reasonable acknowledgements, instruments, certificates, and other documents may be necessary or appropriate in LPL's judgment to protect its interests. LPL will reimburse Executive for reasonable all out-of-pocket expenses (not including lost time or opportunity), and will provide appropriate legal representation for Executive in a manner reasonably determined by LPL.
13.No Admissions. By entering into this Separation Agreement, the Company makes no admission that it has engaged in any unlawful or otherwise improper conduct. The parties understand and agree that this Separation Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
14.Additional Executive Acknowledgements.
14.1Executive acknowledges that the Severance Package described in Paragraph 3 above is in addition to anything of value to which Executive was or is already entitled, apart from this Separation Agreement and that Executive would not receive the Severance Package except for his or her execution of this Separation Agreement and the fulfillment of the promises and obligations of Executive contained in this Separation Agreement. Executive has been advised by this Separation Agreement to consult with an attorney prior to signing this Separation Agreement.
14.2Executive has twenty-one (21) days within which to consider whether to sign this Separation Agreement. Employee acknowledges that changes made to this Separation Agreement are not material and, in any event, do not restart the 21-day period. If Executive chooses to sign this Separation Agreement before the 21-day period expires, Executive does so knowingly and voluntarily. Executive must deliver or mail the executed Separation Agreement within the 21-day period to LPL Financial LLC, 75 State Street, Boston, Massachusetts 02108, Attention: Mark Casady.
14.3Executive has seven (7) days after signing this Separation Agreement to revoke Executive's signature. Executive's revocation must be in writing (but not e-mail) - directed to LPL Financial LLC, 75 State Street, Boston, Massachusetts 02108, Attention: Mark Casady, mailed on or before the seventh day in order to be effective.

14.4As a condition to his receipt of the Severance Package, Executive must execute and return the Post-Employment Release after the Separation Date, as set forth therein.
14.5Executive agrees that the Severance Package completely satisfies any and all sums which are now or might hereafter become owing to Executive for services rendered by Executive during Executive's employment or in connection with Executive's termination of employment.
15.Severability. In the event any provision of this Separation Agreement is held unenforceable by a court of competent jurisdiction, the unenforceable provision shall be deemed deleted and the rest of the Separation Agreement shall remain in effect.
16.Full Defense. This Separation Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other judicial proceeding that may be brought or attempted by the parties in breach hereof.
17.Applicable Law. The validity, interpretation and performance of this Separation Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without reference to the conflicts of laws principles thereof.
18.Successors and Assigns. This Separation Agreement shall be binding upon and inure to the benefit of the Executive and Executive's heirs, successors, and beneficiaries, and LPL and its agents, parents, affiliates, representatives, successors, and assigns.
19.Dispute Resolution.
19.1Any controversy between the parties arising out of this Agreement or pursuant to any federal, state or local rule of common law, statute or other requirement, shall be resolved by binding arbitration conducted in accordance with Section 16 of the Employment Agreement; provided, however, that the Company shall be entitled to seek from the federal or state courts of the Commonwealth of Massachusetts located in Boston preliminary injunctive relief pursuant to Section 10 of the Employment Agreement for any actual or threatened violation of Executive's obligations under Section 7, 8 or 9 of the Employment Agreement or pursuant to Paragraph 19.2 hereof for any actual or threatened breach of Executives obligations under Paragraph 9 or 10 hereof, and the parties are entitled to seek from the federal or state courts of the Commonwealth of Massachusetts located in Boston preliminary injunctive relief pursuant to Paragraph 19.2 hereof for any actual or threatened breach of the parties' obligations under Paragraph 9 hereof, and each party consents to the personal jurisdiction of such courts for any such action.
19.2Executive acknowledges and agrees that the obligations and restrictions contained in this Separation Agreement, including those contained in Paragraphs 9 and 10, are necessary to protect the Company's business and goodwill and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach or threatened breach by Executive of the obligations contained in Paragraphs 9 and 10 of this Separation Agreement may cause the Company not only financial harm, but substantial and irrevocable harm which is difficult to measure and for which money damages alone will not provide an adequate remedy. Therefore, in the event of any such breach or threatened breach, Executive agrees that in addition to such other remedies as may be available, the Company will be entitled to seek specific performance of the obligations by Executive and will be entitled to seek both temporary and permanent injunctive relief from a court or arbitral panel restraining such a breach or threatened breach (to the extent permitted by law), without the Company having to prove actual damages or post any surety or bond, and Executive waives the adequacy of a remedy at law as a defense to such relief. If a party is found in arbitration or court, as applicable, to have breached any of the obligations set forth in this Separation Agreement, the breaching party agrees to pay the non-breaching party's reasonable costs (including attorneys' fees) in establishing that breach and in otherwise enforcing the applicable provisions of this Separation Agreement.

20.Entire Agreement; Modification; Waiver. This Separation Agreement, is the entire agreement between the parties and supersedes and cancels any and all other agreements, written or oral, between the parties regarding all subjects covered herein, excluding only: (i) the Executive's rights and obligations under Sections 7, 8 and 9 of the Employment Agreement, (ii) the parties' rights and obligations under Sections 10 and 16 of the Employment Agreement, and any other provisions of the Employment Agreement necessary or desirable to accomplish the purposes of other surviving provisions; (iii) Executive's rights and obligations with respect to the securities of the Company; and (iv) Executive's rights with respect to insurance and indemnification for acts or omissions occurring through the Separation Date, all of which remain in full force and effect in accordance with their terms. This Separation Agreement may be amended only by a written instrument executed by both parties hereto. No delay or omission by the parties in exercising any right under this Separation Agreement will operate as a waiver of that or any other right. A waiver or consent given by the parties on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.
By signing in the space below, you accept the terms of this Separation Agreement. You should return the signed agreement to my attention within the 21-day period. As noted above, the Separation Agreement will not become effective until the 8th day after you sign, provided you do not revoke your acceptance.
If you have questions, please feel free contact me. We wish you the best in your future endeavors.

Sincerely,

/s/ Mark Casady
Mark Casady
Chief Executive Officer

I ACKNOWLEDGE AND AGREE THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS SEPARATION AGREEMENT; THAT I HAVE CAREFULLY READ AND UNDERSTAND ALL OF THE PROVISIONS OF THIS SEPARATION AGREEMENT; AND THAT I AM VOLUNTARILY ENTERING INTO THIS SEPARATION AGREEMENT, INCLUDING THE GENERAL RELEASE.

/s/ William E. Dwyer III	Dated:	3/14/2013
William E. Dwyer III

EXHIBIT A
POST-EMPLOYMENT RELEASE

In consideration of the Severance Package to be provided to him pursuant to the Confidential Separation Agreement and General Release between William E. Dwyer III (“Executive”) and LPL Financial LLC (“the Company” or “LPL”) to which this Post-Employment Release is attached (the “Separation Agreement”), Executive hereby agrees as follows:
1.General Release.
(a)Executive, on Executive's own behalf, and on behalf of Executive's heirs, family members, executors, agents, and assigns, unconditionally, irrevocably and absolutely releases and discharges LPL, LPL Holdings, Inc. and LPL Financial Holdings, Inc., and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of any of them, past and present, as well as all of their respective former, present and future managers, officers, directors, employees, agents, shareholders, successors and assigns (each a “Released Party” and collectively, “Released Parties”), from all claims, damages, sums of money, demands, complaints, actions, suits, obligations, omissions, rights, agreements or any other liabilities or causes of action of whatever nature, whether known or unknown, asserted or unasserted, actual or potential, in law or equity, that the Executive ever had, now has or shall have against the Released Parties arising out of or relating to any event occurring or circumstance existing up to the date Executive signs this Post-Employment Release, including but not limited to those arising out of or relating to Executive's employment with any of the Released Parties or the termination of that employment. This General Release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims including, but not limited to, alleged violations of Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, Executive Order 11246, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Occupational Safety and Health Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, the Family Medical Leave Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the wage payment, wage and hour and fair employment practices statutes of the Commonwealth of Massachusetts or any other state in which Executive has provided services to any of the Released Parties, all as amended; any other federal, state and local law, regulation, or other requirement relating to employment or termination of employment; and all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock, restricted stock or stock options. This General Release includes claims for wrongful termination, defamation, intentional or negligent infliction of emotional distress, retaliation, wage and hour law violations, intentional interference with contract, invasion of privacy, personal injury, public policy or breach of written or oral contract, agreement or understanding, express or implied and all claims for attorneys' fees, costs and expenses.
Excluded from this General Release above are: (i) rights and claims which cannot be waived by law, including claims for workers' compensation, unemployment compensation, accrued and vested retirement benefits, and claims arising after the effective date of this Post-Employment Release; (ii) claims for breach of the Separation Agreement; (iii) claims challenging the validity of the Separation Agreement or this Post-Employment Release under the ADEA; (iv) executory rights under applicable stock option agreement(s), stockholders agreement(s) and stock plan(s)) with respect to Executive's ownership of securities of the Company; and (v) rights and claims under common law, statute, and contract with respect to insurance and indemnification for acts or omissions occurring through the Separation Date. Also excluded from this General Release are Executive's rights to file a charge with an administrative agency (such as the U.S. Equal Employment Opportunity Commission or the Massachusetts Commission Against Discrimination) or participate in an agency investigation. Executive is, however, waiving all rights to receive money or other individual relief in connection with an administrative charge, covered by the General Release above, regardless of whether that charge is filed by Executive, on Executive's behalf, or on behalf of a group or class to which Executive purportedly belongs.
(b)    LPL, LPL Holdings, Inc. and LPL Financial Holdings, Inc., on their behalf, and on behalf of and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of any of them, past and present, as well as all of their respective former, present and future successors and assigns (collectively, “Releasing Parties”) unconditionally, irrevocably and absolutely releases and discharges Executive, Executive's heirs, family members, executors, agents, and assigns individually and in their beneficial capacity (each a “Released Party and collectively, “Released Parties”), from all known claims, damages, sums of money, demands, complaints, actions, suits, obligations, omissions, rights, agreements or any other liabilities or causes of action of whatever nature, asserted or unasserted, actual or potential, in law or equity (collectively, “Claims”), that the Releasing Parties ever had or now have against the Released Parties arising out of or relating to any event occurring or circumstance existing up to the date of this Agreement, including but not limited to those arising out of or relating to Executive's employment with any of the Releasing Parties including, without limitation, serving as an officer or director of any of the Releasing Parties. Notwithstanding the foregoing, the Released Parties do not release any Claims arising out of the criminal or fraudulent misconduct of Executive, provided that the Releasing Parties represent that they do not currently know of any such Claims. Further, and for the avoidance of doubt, nothing in this Paragraph 5(b) is intended to relieve Executive of his continuing obligations under Sections 7, 8, and 9 of the Employment Agreement, nor by this paragraph does the Company waive any claim it may have against Executive arising out of Sections 7, 8, and 9 the Employment Agreement.
2.California Civil Code Section 1542 Waiver. By signing this Separation Agreement and receiving all or part of the Severance Package described the Agreement, Executive acknowledges this Post-Employment Release as a full and final accord and satisfaction and general release of all claims, known or unknown. Executive acknowledges that Executive is familiar with that portion of Section 1542 of the Civil Code of the State of California which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Executive specifically waives any right which Executive has under Section 1542. In connection with that section, Executive is aware that Executive may hereafter discover claims or facts in addition to or different from those Executive now knows or believes to exist with respect to the subject matter of this Post-Employment Release. Executive nonetheless settles and releases all claims which Executive may have against the Released Parties.
3.Covenant Not To Sue. A "covenant not to sue" is a legal term which means you promise not to file a lawsuit in court or before any other tribunal, including an arbitrator. It is different from the General Release in Paragraph 1 above. In addition to releasing claims covered by that General Release, Executive agrees never to sue the Company in any forum for any claim covered by that General Release. Notwithstanding this Covenant Not To Sue, Executive may bring a claim against the Company to enforce the Separation Agreement or to challenge its validity or the validity of this Post-Employment Release under the ADEA. Executive agrees that if Executive sues the Company in violation of this Agreement, the Company shall be excused from any remaining obligations that exist solely because this Separation Agreement and shall be entitled to its reasonable costs (including attorneys' fees) as set forth in Paragraph 19.2 of the Separation Agreement.
4.Representation Concerning Filing of Legal Actions. Executive represents that, as of the date the Executive signs this Post-Employment Release, Executive has not filed any lawsuits,

complaints, petitions, claims or other accusatory pleadings against LPL or any other Released Party in any court or before any other tribunal, including an arbitrator.
5.Miscellaneous.
5.1Executive is hereby advised to consult with an attorney prior to signing this Post-Employment Release.
5.2By signing below, Executive acknowledges that he has had more than 21 days to consider this Post-Employment Release.
5.3Executive may sign this Post-Employment Release at any time between the Separation Date (as defined in the Separation Agreement) and the day that is seven (7) days following the Separation Date. Executive must deliver or mail the executed Post-Employment Release before the end of such 7-day period to LPL Financial LLC, 75 State Street, Boston, Massachusetts 02108, Attention: Mark Casady.
5.4Executive has seven (7) days after signing this Post-Employment Release to revoke Executive's signature. Executive's revocation must be in writing (but not e-mail) - directed to LPL Financial LLC, 75 State Street, Boston, Massachusetts 02108, Attention: Mark Casady, mailed on or before the seventh day in order to be effective. If Executive does not revoke acceptance within the revocation period, this Post-Employment Release shall become binding and enforceable on the day following the expiration of the revocation period and the Severance Package will then become due and payable in accordance with Paragraph 3 of the Separation Agreement.

I ACKNOWLEDGE AND AGREE THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS POST-EMPLOYMENT RELEASE; THAT I HAVE CAREFULLY READ AND UNDERSTAND ALL OF THE PROVISIONS OF THIS POST-EMPLOYMENT RELEASE; AND THAT I AM VOLUNTARILY ENTERING INTO THIS POST-EMPLOYMENT RELEASE, INCLUDING THE GENERAL RELEASE.

Dated:
William E. Dwyer III